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                                                                   EXHIBIT 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 26, 2000 included in Public Service Company of New Mexico's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

Albuquerque, New Mexico
  March 8, 2000

/s/  Arthur Andersen LLP
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